Exhibit 99.1

FOR IMMEDIATE RELEASE

Joni Kahn join’s Bridgeline Digital’s Board of Directors

Burlington, MA April 16, 2012 – Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of the award-winning iAPPS Web Experience Management platform and interactive technology solutions, today announced that industry veteran Joni Kahn has joined Bridgeline Digital’s Board of Directors and has become a member of Bridgeline’s Audit Committee and Compensation Committee.

Since 2008 Ms. Kahn has been the Senior Vice President of Global Services for ArcSight, a global professional services, technical support and customer success organization.  ArcSight is a Hewlett Packard Company.

From 2005 to 2007 Ms. Kahn was the Executive Vice President at BearingPoint where she managed a team of over 3,000 professionals and was responsible for North American delivery of enterprise applications, systems integration and managed services solutions. Ms. Kahn also oversaw global development centers in India, China and the U.S.

From 2002 to 2005 Ms. Kahn was the Senior Group Vice President for worldwide professional services for Business Objects, a business intelligence software maker based in San Jose, where she led the applications and services division that supported that company's transformation from a products company to an enterprise solutions company.  In 2005 Business Objects was acquired by SAP.

From 2000 to 2007 Ms. Kahn was a Member of the Board of Directors for MapInfo and a member of the Audit Committee and the Compensation Committee.  MapInfo was a global leader in location intelligence solutions.  In 2007 MapInfo was acquired by Pitney Bowes.

From 1993 to 2000 Ms. Kahn was an Executive Vice President and Partner of KPMG Consulting, where she helped grow the firm’s consulting business from $700 million to $2.5 billion.   Ms. Kahn received her B.B.A in Accounting from the University of Wisconsin – Madison.

Bridgeline Digital’s President & CEO, Thomas Massie said, “We are ecstatic to have Joni join our Board of Directors.  Her vast experience in leading world-class service and support technology organizations will be very valuable to Bridgeline as our iAPPS engagements continue to rapidly grow.”

About Bridgeline Digital

Bridgeline Digital is developer of the award-winning iAPPS® Web Experience Management (WEM) product suite and interactive technology solutions that help organizations optimize business processes. Bridgeline’s iAPPS product suite, combined with its interactive development capabilities, assists customers in maximizing revenue, improving customer service and loyalty, enhancing employee knowledge, and reducing operational costs by leveraging web-based technologies.

The iAPPS product suite provides solutions that deeply integrate Web Content Management, eCommerce, eMarketing, and web Analytics capabilities within the mission critical websites, on-line stores, intranets, extranets, or portals in which they reside, and enable business users to enhance and optimize the value of their web properties. Combined with award-winning interactive development capabilities, Bridgeline helps customers cost-effectively accommodate the changing needs of today’s rapidly evolving web properties.

The iAPPS product suite is delivered through a Cloud-based SaaS business model, whose flexible architecture provides customers with state-of-the-art deployments that provide maintenance and daily technical operation and support; or via a traditional perpetual licensing business model, in which the iAPPS software resides on a dedicated server in either the customer’s facility or Bridgeline’s co-managed hosting facility.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Tampa, and Bangalore, India. Bridgeline has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: L’Oreal, Sun Chemical, Honeywell, Blue Cross Blue Shield, Novartis, Shaw Flooring, Marriott International, Berkshire Life, Tosoh, Dover, ViaWest, PODS, Budget Rent-a-Car, AARP, Cadaret, Grant & Co., CFO Magazine, and the American Academy of Pediatrics.  To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions including the risks described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

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BRIDGELINE Contact:
Brian Bolton Sr. Vice President of Marketing 781.497.3013 bbolton@blinedigital.com